EXHIBIT 5.1

[Letterhead of McGuireWoods LLP]

April 12, 2012

Ferrellgas Partners, L.P.

Ferrellgas Partners Finance Corp.

7500 College Boulevard, Suite 1000

Overland Park, Kansas 66210

Re:          Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Ferrellgas Partners, L.P., a Delaware limited partnership (the “Partnership”), and Ferrellgas Partners Finance Corp., a Delaware corporation (“Ferrellgas Partners Finance,” and together with the Partnership, the “Issuers”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), being filed by the Issuers on or about the date of this opinion letter with the Securities and Exchange Commission (the “Commission”)  in connection with the registration under the Securities Act, as amended (the “Securities Act”), of certain common units of the Partnership (the “Common Units”), senior units of the Partnership (the “Senior Units”), deferred participation units of the Partnership (the “DPUs”), debt securities of the Partnership and Ferrellgas Partners Finance (the “Debt Securities”) and warrants of the Partnership (the “Warrants”, and together with the Common Units, Senior Units, DPUs, and Debt Securities, collectively, the “Securities”). This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

The Securities are described in the Registration Statement and we understand that the Securities will be issued as follows:

(a)           the Debt Securities will be issued under one of the indentures, in the forms attached as exhibits to the Registration Statement, as each indenture may be amended or supplemented from time to time (each, an “Indenture”), to be entered into between the Issuers and the trustee;

(b)           the Warrants will be issued pursuant to a warrant agreement to be delivered by the Partnership (the “Warrant Agreement”); and

(c)           certain terms of the Securities to be issued from time to time will be approved by the Boards of Directors of Ferrellgas, Inc., a Delaware corporation and the sole general partner of the Partnership (the “General Partner”) and Ferrellgas Partners Finance, as applicable, as part of the corporate action to be taken in connection with the authorization of the issuance of the applicable Securities (the “Corporate Proceedings”).

As used herein, the Indentures and Warrant Agreement are referred to, collectively, as the “Subject Documents.”

Documents Reviewed

In connection with this opinion letter, we have examined the following documents: (a) the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Issuers with the Commission and (b) the prospectus contained in the Registration Statement (the “Prospectus”).  In addition, we have examined and relied upon the following:

(i)            a certificate from an officer of the General Partner, certifying as to, among other things, (A) true and correct copies of the certificate of limited partnership and the limited partnership agreement of the Partnership, (B) true and correct copies of the certificate of incorporation and the bylaws of the General Partner, and (C) resolutions of the board of directors of the General Partner authorizing the Registration Statement on behalf of the Partnership (the “General Partner Certificates”);

(ii)           a certificate from an officer of Ferrellgas Partners Finance certifying as to, among other things, (A) true and correct copies of the certificate of incorporation and the bylaws of Ferrellgas Partners Finance, and (B) resolutions of the board of directors of Ferrellgas Partners Finance authorizing the Registration Statement on behalf of Ferrellgas Partners Finance (the “Ferrellgas Partners Finance Certificates”);

(iii)          certificates from the Secretary of State of the State of Delaware attesting to the continued existence and good standing in the State of Delaware of (A) the Partnership (the “Partnership Status Certificate”) and (B) Ferrellgas Partners Finance (the “Ferrellgas Partners Finance Status Certificate”); and

(iv)          originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means (a) the laws of the State of New York, (b) the Delaware Revised Uniform Limited Partnership Act (the “Delaware Partnership Act”), (c) the General Corporation Law of the State of Delaware, including those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and (d) the relevant federal laws of the United States.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following.

(a)           Factual Matters.  To the extent that we have reviewed and relied upon (i) the General Partner Certificates and Ferrellgas Partners Finance Certificates and (ii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters.

(b)           Signatures.  The signatures of individuals who will sign the Subject Documents are genuine and authorized.

(c)           Authentic and Conforming Documents.  All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d)           Organizational Status, Power and Authority and Legal Capacity of Certain Parties.  All parties to the Subject Documents will be validly existing and in good standing in their respective jurisdictions of formation and will have the capacity and full power and authority to execute, deliver and perform the Subject Documents and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Issuers as of the date hereof.  All individuals who will sign each Subject Document will have the legal capacity to execute such Subject Document.

(e)           Authorization, Execution and Delivery of Subject Documents.  The Subject Documents and the documents required or permitted to be delivered thereunder will be duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be duly executed and delivered by such parties.

(f)            Subject Documents Binding on Certain Parties.  The Subject Documents and the documents required or permitted to be delivered thereunder will be valid and binding obligations enforceable against the parties thereto in accordance with their terms, except no such assumption is made as to the Issuers.

(g)           Governing Law of Certain Documents. Each Indenture will be governed by the laws of the State of New York.  Each Warrant Agreement will be governed by the laws of the State of Delaware.

(h)           Noncontravention.  Neither the issuance of the Securities by the applicable Issuer thereof or the execution and delivery of the Subject Documents by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement or other similar organizational documents of any such party, (ii) any law or regulation of any jurisdiction applicable to any such party, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound.

(i)            Governmental Approvals.  All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the

Securities by the applicable Issuer thereof or to the execution and delivery of the Subject Documents by the parties thereto or the performance by such parties of their obligations thereunder will have been obtained or made.

(j)            Registration; Trust Indenture Act.  The Registration Statement will be effective under the Securities Act and the Indentures will be qualified under the Trust Indenture Act of 1939.

(k)           No Mutual Mistake, Amendments, etc.  There has not been, and will not be, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Securities as contemplated by the Registration Statement, Prospectus and any supplements to the Prospectus.  There are no, and will not be any, oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Securities.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1.             Organizational Status.  Based solely upon the Partnership Status Certificate, the Partnership is a validly existing partnership under the laws of the State of Delaware and is in good standing under such laws.  Based solely upon the Ferrellgas Partners Finance Status Certificate, Ferrellgas Partners Finance is a validly existing corporation under the laws of the State of Delaware and is in good standing under such laws.

2.             Power and Authority.  Each Issuer has the corporate or limited partnership, as applicable, power and authority to issue the Securities, and to execute, deliver and perform the terms and provisions of each Subject Document.

3.             Common Units. When (i) the Corporate Proceedings relating to the Common Units have been completed, (ii) the Common Units have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, and (iii) the Partnership has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement approved by the Partnership, the Common Units will be duly authorized, validly issued, fully paid and (on the assumption that the holder of the Common Units is not also a general partner of the Partnership and does not participate in the control of the Partnership’s business) nonassessable (except as non-assessability may be affected by certain provisions of the Delaware Partnership Act).

4.             Senior Units.  When (i) the Corporate Proceedings relating to the Senior Units have been completed, (ii) the Senior Units have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, and (iii) the Partnership has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement approved by the Partnership, the Senior Units will be duly authorized, validly issued, fully paid and (on the assumption that the holder of the Senior Units is not also a general partner of the

Partnership and does not participate in the control of the Partnership’s business) nonassessable (except as non-assessability may be affected by certain provisions of the Delaware Partnership Act).

5.             Deferred Participation Units.  When (i) the Corporate Proceedings relating to the DPUs have been completed, (ii) the DPUs have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, and (iii) the Partnership has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement approved by the Partnership, the DPUs will be duly authorized, validly issued, fully paid and (on the assumption that the holder of the DPUs is not also a general partner of the Partnership and does not participate in the control of the Partnership’s business) nonassessable (except as non-assessability may be affected by certain provisions of the Delaware Partnership Act).

6.             Debt Securities.  When (i) Corporate Proceedings relating to a series of Debt Securities have been completed, (ii) the applicable Indenture has been executed and delivered, (iii) the Debt Securities of such series have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus,  (iv) the Partnership has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement approved by the Partnership, and (v) the Debt Securities of such series have been authenticated in accordance with the provisions of the applicable Indenture, the Debt Securities will constitute valid and binding obligations of the applicable Issuers enforceable against such Issuers in accordance with their terms.

7.             Warrants.  When (i) the Corporate Proceedings relating to the Warrants have been completed, (ii) the applicable Warrant Agreement has been duly authorized and validly executed and delivered by the Partnership and the applicable warrant agent, (iii) the Warrants have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (iv) the Partnership has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement approved by the Partnership and (v) the Warrants have been duly executed and authenticated, the Warrants will constitute valid and binding obligations of the Partnership enforceable against the Partnership in accordance with their terms.

Matters Excluded from Our Opinions

We express no opinion with respect to the enforceability of any agreement of the Company as may be included in the terms of the Common Units, the Senior Units, the DPUs, the Debt Securities, the Warrants or in any Subject Document: (a) relating to (i) indemnification, contribution or exculpation from costs, expenses or other liabilities or (ii) changes in the organizational control or ownership of the Issuers, in each case, that is contrary to public policy or applicable law; (b) to submit to the jurisdiction of any specific federal or state court (other than the enforceability in a court of the State of New York of any such agreement to submit to the jurisdiction of a court of the State of New York) (c) to waive any objection to the laying of the venue or to waive the defense of forum non conveniens in any action or proceeding referred to therein, (d) to waive trial by jury (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law to any such waiver); (e) to effect service of process in any particular manner or to establish evidentiary standards; (f) regarding the choice of governing law (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law to any such agreement that the laws of the State of New York shall govern); (g) providing for establishment of a contractual rate of interest payable after judgment; (h) providing for the severability of provisions therein; (i) providing for arbitration; or (j) to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

Qualifications and Limitations Applicable to Our Opinion

The opinions set forth above are subject to the following qualifications and limitations:

(a)           Applicable Law.  Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b)           Bankruptcy.  Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c)           Equitable Principles.  Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.  In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance), might not allow a creditor to accelerate maturity of debt or exercise other remedies upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants in a Subject Document.

(d)           Choice of New York Law and Forum.  To the extent that any opinion relates to the enforceability of the choice of New York law or any choice of New York forum provisions of any Subject Document, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401 and 5-1402 (McKinney 2011) and N.Y. CPLR 327(b) (McKinney 2011) and is subject to the qualification that such enforceability may be limited by principles of public policy, comity and constitutionality.  We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Subject Documents.

(e)           Currency Conversion.  We advise you that a judgment for money relating to any obligation under a Security or a Subject Document denominated in a currency other than United States dollars ordinarily would be rendered or enforced only in United States dollars by a court of the State of New York or a United States court sitting in the State of New York and applying New York law. The method used to determine the rate of conversion of a foreign currency into United States dollars will depend on various factors.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter.  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to us in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP